PROSPECTUS SUPPLEMENT                          This Prospectus Supplement,
FOR THE PERIOD ENDING                          filed pursuant to Rule 424(b)(3),
JUNE 30, 1999 TO                               relates to Registration Statement
PROSPECTUS DATED                               No. 33-57302-02 and the
JANUARY 26, 1993                               Prospectus dated January 26, 1993

                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 15, 1999

                           DISCOVER CARD TRUST 1993 B
                           --------------------------
             (Exact name of Registrant as specified in its charter)

Delaware                         0-21506                      Not Applicable
--------                         -------                      --------------
(State of                       (Commission                    (IRS Employer
organization)                   File Number)              Identification No.)


c/o  Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                          19720
---------------------------------------------------
(Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code: (302) 323-7826

                                 Not Applicable
                 ---------------------------------------------
                 (Former address, if changed since last report)


                                  Page 1 of 14
                         Index to Exhibits is on page 4

Item 5. Other Events

On July 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the Due Period of June 1999, which is attached as Exhibit 21 hereto.

Item 7. Financial Statements and Exhibits

(c)    Exhibits

Exhibit No.                Description
-----------                -----------
21                         Monthly Certificateholders' Statement for Discover
                           Card Trust 1993 B related to the Due Period ending
                           June 30, 1999.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           DISCOVER CARD TRUST 1993 B
                                  (Registrant)

                           By: DISCOVER RECEIVABLES FINANCING
                           GROUP, INC.
                           as originator of the Trust

                           By: Richard W. York
                           ---------------------------------
                           Richard W. York
                           Vice President

Date:  July 15, 1999

                                  EXHIBIT INDEX

Exhibit No.                  Description
-----------                  -----------
21                           Monthly Certificateholders' Statement for Discover
                             Card Trust 1993 B related to the Due Period ending
                             June 30, 1999.